Exhibit 99.2
to Registration Statement

NOTICE OF GUARANTEED DELIVERY
for Tender of
Outstanding Unregistered 7.875% Senior Notes, Series L, due 2012
of
CENTURYTEL, INC.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 7.875% Senior Notes, Series L, due 2012 (the "Outstanding Notes") of CenturyTel, Inc. (the "Company") are not immediately available, (ii) Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to Regions Bank (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer - Exchange Offer Procedures —Guaranteed Delivery Procedures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to Outstanding Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

THE EXCHANGE AGENT
FOR THE EXCHANGE OFFER IS:

REGIONS BANK

For Delivery by Mail/
Hand Delivery/Overnight Delivery:

Regions Bank, Corporate Trust Department
2nd Floor, Regions Tower
60 Commerce Street
Montgomery, AL  36104
Attn:  Robert B. Rinehart
Jo Ann Mayfield

For Delivery by Registered or Certified Mail: Regions Bank, Corporate Trust Department 2nd Floor, Regions Tower 60 Commerce Street Montgomery, AL 36104 Attn: Robert B. Rinehart Jo Ann Mayfield

By Facsimile Transmission (for eligible institutions only):
334-230-6150
To Confirm Receipt:
334-230-6119
For Information Call:
334-230-6119

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the prospectus dated October      , 2002 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer - Exchange Offer Procedures —Guaranteed Delivery Procedures."

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 2002, unless extended by the Company.  With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company.

All authority granted or agreed to be granted by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation or institution, its dissolution and every obligation of the undersigned under this Notice of Guaranteed Delivery is binding upon the heirs, legal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Certificate Number(s) (if known) of Outstanding Notes or Account Number at the Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Outstanding Notes	Principal Amount Tendered

Total:

PLEASE SIGN AND COMPLETE

Signature(s): ________________________________

__________________________________________

Address: ___________________________________

__________________________________________
                                                                         (Zip Code)

Area Code and Telephone Number:

__________________________________________

Dated: ____________________________________

Name(s):______________________________

_____________________________________

Capacity (full title), if signing in a representative capacity:_______________________________

Taxpayer Identification or Social Security Number:

_____________________________________

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in the tender being rejected.

_______________________________________
(Name of Firm)

Sign here: ______________________________
(Authorized Signature)

Name:__________________________________
(Please type or print)

Title:___________________________________

_______________________________________
(Area Code and Telephone Number)

________________________________________
Dated: ________________________, 2002	________________________________________
Address Zip Code

NOTE:  DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.